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                                                                 Exhibit (h)(47)

                            ADMINISTRATION AGREEMENT

     ADMINISTRATION AGREEMENT, made this __th day of November, 2005, between the NACM Funds (operating as the Nicholas-Applegate Institutional Funds) (the "Trust"), a Delaware business trust, and Nicholas-Applegate Capital Management LLC (the "Administrator" or "NACM").

     WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and each series of the Trust issues its Shares in up to six classes: Class I, Class II, Class III, Class IV, Class V, and Class R, with each such class representing interests in the same portfolio of securities and other assets; and

     WHEREAS, the Trust has established series, which are listed in the attached Schedule A (as amended from time to time), together with any other series subsequently established by the Trust, with respect to which the Trust desires to retain the Administrator to render administrative services hereunder, and with respect to which the Administrator is willing to do so, being herein collectively referred to also as the "Funds"; and

     WHEREAS, pursuant to an Investment Advisory Contract dated _______________, between the Trust and NACM ("Investment Advisory Contract"), the Trust has retained NACM to provide investment advisory services with respect to the Funds in the manner and on the terms set forth therein; and

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     WHEREAS, the Trust wishes to retain NACM to provide or procure administrative and other services to the Funds and their shareholders, including services which may be deemed to constitute distribution-related services with respect to Class R shares; and

     WHEREAS, NACM is willing to furnish and/or to arrange for such services in the manner and on the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

          1. APPOINTMENT. The Trust hereby appoints NACM as the Administrator to provide or procure the administrative and other services with respect to the Funds for the period and on the terms set forth in this Agreement, as supplemented. The Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided.

          In the event the Trust establishes and designates additional series with respect to which it desires to retain the Administrator to render or procure administrative and other services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render or procure such services it shall notify the Trust in writing, whereupon the portfolio represented by such additional series shall become a Fund hereunder.

          2. DUTIES. Subject to the general supervision of the Board of Trustees, the Administrator shall provide or cause to be furnished all administrative and other services reasonably necessary for the operation of the Funds, including, in the case of Class R shares, certain shareholder and distribution-related services, but not including the investment advisory services provided pursuant to the Investment Advisory Contract with the Trust or the distribution services provided by Nicholas-Applegate Securities LLC ("NAS") pursuant to its Distribution Contract with the Trust.

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               (a)  ADMINISTRATIVE SERVICES. These services shall include the following: (i) coordinating matters relating to the operation of the Funds, including any necessary coordination among the adviser or advisers to the Funds, the custodian, transfer agent, dividend disbursing agent, and recordkeeping agent (including pricing and valuation of the Funds), accountants, attorneys, and other parties performing services or operational functions for the Funds; (ii) providing the Funds, at the Administrator's expense, with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws as well as other applicable laws and to provide effective administration of the Funds; (iii) maintaining or supervising the maintenance by third parties of such books and records of the Trust and the Funds as may be required by applicable federal or state law, other than the records and ledgers maintained under the Investment Advisory Contract; (iv) preparing or supervising the preparation by third parties of all federal, state, and local tax returns and reports of the Funds required by applicable law; (v) preparing, filing, and arranging for the distribution of proxy materials and periodic reports to shareholders of the Funds as required by applicable law; (vi) preparing and arranging for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Funds and qualify the Trust to do business or as otherwise required by applicable law; (vii) taking such other action with respect to the Funds, as may be required by applicable law, including without limitation the rules and regulations of the SEC and of state securities commissions and other

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          regulatory agencies; and (viii) providing the Funds, at the
          Administrator's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for the Funds' operations as contemplated in this Agreement.

               (b) OTHER SERVICES. The Administrator shall also procure on behalf of the Trust and the Funds, and at the expense of the Administrator, the following persons to provide services to the Funds:
          (i) a custodian or custodians for the Funds to provide for the safekeeping of the Funds' assets; (ii) a recordkeeping agent to maintain the portfolio accounting records for the Funds; (iii) a transfer agent for the Funds; and (iv) a dividend disbursing agent for the Funds. The Trust may be a party to any agreement with any of the persons referred to in this Section 2(b).

               (c) CLASS R SERVICES. In addition to the Administrator's responsibilities as specified in Subsections (a) and (b) above, subject to the approval or consent of the Board of Trustees, the Administrator, at its own expense, also shall provide, directly or through persons selected by the Administrator, to the Class R shares (the "Retail Classes") of the Funds administrative, recordkeeping, and shareholder services reasonably required by the shareholders of Class R, which may include some or all of the following services: (i) transfer agency services reasonably necessary to meet the increased account activity associated with Class R; (ii) dividend disbursing services reasonably necessary to meet the increased number of accounts associated Class R; (iii) preparing and arranging for the distribution of prospectuses, statements of additional information, proxy materials, periodic reports to shareholders, and other communications with Class R shareholders; and (iv) taking such other

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          actions and providing or procuring such other services with respect to the Retail Classes as are reasonably necessary or desirable.

               (d) SPECIAL CLASS R SERVICES. The Administrator shall provide in respect of Class R shares (either directly or by procuring through other entities, including various financial services firms such as broker-dealers and registered investment advisors ("Service Organizations")) some or all of the following services and facilities in connection with direct purchases by shareholders or in connection with products, programs or accounts offered by such Service
          Organizations: (i) facilities for placing orders directly for the purchase of a Fund's shares and tendering a Fund's Class R shares for redemption; (ii) advertising with respect to a Fund's Class R shares;
          (iii) providing information about the Funds; (iv) providing facilities to answer questions from prospective investors about the Funds; (v) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (vi) preparing, printing and delivering prospectuses and shareholder reports to prospective shareholders; (vii) assisting investors in applying to purchase Class R shares and selecting dividend and other account options; and (viii) shareholder services provided by a Service Organization that may include, but are not limited to, the following functions: receiving, aggregating and processing shareholder orders; furnishing shareholder sub-accounting; providing and maintaining elective shareholder services such as check writing and wire transfer services; providing and maintaining pre-authorized investment plans; communicating periodically with shareholders; acting as the sole shareholder of record and nominee for shareholders; maintaining accounting records for shareholders; answering

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          questions and handling correspondence from shareholders about their accounts; issuing confirmations for transactions by shareholders; performing similar account administrative services; providing such shareholder communications and recordkeeping services as may be required for any program for which the Service Organization is a sponsor that relies on Rule 3a-4 under the 1940 Act; and providing such other similar services as may reasonably be requested to the extent the Service Organization is permitted to do so under applicable statutes, rules, or regulations.

                    The Administrator shall not be required to provide directly hereunder any of the foregoing services which may cause the Administrator to be engaged in the business of effecting transactions in securities for the account of others, or to induce or attempt to induce the purchase or sale of any security, but may procure such services on behalf of the Trust from certain Service Organizations. The parties hereto acknowledge that the Administrator has entered into an agreement with its affiliate, NAS, the Trust's principal underwriter, under which NAS is compensated for certain services contemplated by this Agreement, including distribution-related services (the "NAS Fees").

                    The Administrator and the Trust understand that some or all of the services described in this subparagraph (d) may be deemed to represent services primarily intended to result in the sale of Class R shares ("Special Class R Services"). The Administrator agrees to present reports as to out-of-pocket expenditures and internal expense allocations of the Administrator and NAS at least quarterly and in a manner that permits the Qualified Trustees (hereinafter defined) to determine that portion of the

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          fees hereunder which represents reimbursements in respect of Special
          Class R Services.

               (e) PERSONNEL. The Administrator shall also make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Funds and services provided to the Funds under this agreement.

               (f)  STANDARDS; REPORTS. In performing these services, the
          Administrator:

                         (i) shall conform with the 1940 Act and all rules and regulations thereunder, with all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and with the provisions of the Trust's Registration Statement filed on Form N-1A as supplemented or amended from time to time;

                         (ii) will make available to the Trust, promptly upon request, any of the Funds' books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator's services under this Agreement that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

                         (iii) will, in addition to reports required by Section 2(d), regularly report to the Trust's Board of Trustees on the services provided under this Agreement and will furnish the

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               Trust's Board of Trustees with respect to the Funds such periodic and special reports as the Trustees may reasonably request.

          3. DOCUMENTATION. The Trust has delivered copies of each of the following documents to the Administrator and will deliver to it all future amendments and supplements thereto, if any:

               (a) the Trust's Registration Statement as filed with the SEC and any amendments thereto; and

               (b) exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

          4. INDEPENDENT CONTRACTOR. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.

          5. COMPENSATION. As compensation for the services rendered under this Agreement, the Trust shall pay to the Administrator a monthly fee, calculated as a percentage (on an annual basis) of the average daily value of the net assets of each of the Funds during the preceding month. The fee rates applicable to each class of a Fund shall be set forth in a schedule to this Agreement. The fees payable to the Administrator for all of the Funds shall be computed and accrued daily and paid monthly. If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.

          6. SPECIAL CLASS R SERVICES: DISTRIBUTION PLAN. To the extent that this Agreement relates to payments made in connection with the distribution of the Funds' Class R shares (i.e., Special Class R Services), it shall also constitute a "distribution plan" and a "related agreement" within the meaning of Rule 12b-1 under the

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1940 Act. As required by said Rule 12b-1 in respect of distribution plans: (a)
the term of this Agreement is as provided in Section 10 below; (b) the Administrator shall provide to the Trustees of the Trust, and all such Trustees shall review, at least quarterly, a written report of the amounts expended by the Trust for Special Class R Services and the purposes for which such expenditures were made; and (c) this Agreement may be terminated as provided in
Section 10(b) below. As required by said Rule 12b-1 in respect of agreements related to distribution plans: (a) this Agreement may be terminated as provided in Section 10 below; and (b) this Agreement may also terminate in the circumstances described in Section 15(d) below. This Agreement may not be amended to increase materially the maximum amount specified in Section 5 (i.e., the rate of 0.25% per annum) payable out of Class R assets for Special Class R Services without approval by a majority of the outstanding Class R shares (as defined in Section 2(a)(42) of the 1940 Act in respect of voting securities) of a Fund. All material amendments to this Agreement (insofar as the relevant provision constitutes a part of a distribution plan) must be approved by a majority of the Qualified Trustees. Insofar as this Agreement constitutes a distribution plan for Class R shares, its provisions are severable for that Class.

          7. NON-EXCLUSIVITY. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.

          8. EXPENSES. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are assumed by the Funds under this Agreement, and any expenses that are paid under the terms of the Investment Advisory Contract. The Administrator assumes and shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, office supplies (including

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stationery), and facilities necessary to perform its obligations under this
Agreement. In addition, the Administrator shall bear the following expenses under this Agreement:

               (a) Expenses of all audits by Trust's independent public accountants;

               (b) Expenses of the Trust's transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

               (c) Expenses of the Trust's custodial services, including any recordkeeping services provided by the custodian;

               (d) Expenses of obtaining quotations for calculating the value of each Fund's net assets;

               (e)  Expenses of obtaining Portfolio Activity Reports for each
          Fund;

               (f)  Expenses of maintaining the Trust's tax records;

               (g) Costs and/or fees, including legal fees, incident to meetings of the Trust's shareholders, the preparation, printing and mailings of prospectuses, notices and proxy statements and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the expenses of issuing, redeeming, registering and qualifying for sale, shares with federal and state securities authorities;

               (h) The Trust's ordinary legal fees, including the legal fees that arise in the ordinary course of business for a Delaware business trust registered as an open-end management investment company;

               (i) Costs of printing certificates representing shares of the Trust;

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               (j)  The Trust's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

               (k)  Association membership dues; and

               (l) Services of Service Organizations rendered in respect of Class R shares, to the extent and subject to the conditions set forth above .

          The Trust shall bear the following expenses:

               (a) Salaries and other compensation or expenses, including travel expenses, of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, partners or employees of the Administrator or its subsidiaries or affiliates;

               (b) Taxes and governmental fees, if any, levied against the Trust or any of its Funds;

               (c) Brokerage fees and commissions, and other portfolio transaction expenses incurred for any of the Funds;

               (d)  Costs, including the interest expenses, of borrowing money;

               (e) Fees and expenses, including travel expenses, and fees and expenses of legal counsel retained for their benefit, of Trustees who are not officers, employees, partners or shareholders of NACM or its subsidiaries or affiliates;

               (f) Extraordinary expenses, including extraordinary legal expenses, as may arise including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto;

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               (g)  Organizational and offering expenses of the Trust and the
          Funds, and any other expenses which are capitalized in accordance with generally accepted accounting principles; and

               (h) Any expenses allocated or allocable to a specific class of shares, including fees paid in respect of classes other than Class R pursuant to a separate administrative service or distribution plan.

          9. LIABILITY. The Administrator shall give the Trust the benefit of the Administrator's best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, the Trust agrees that neither the Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. This provision shall govern only the liability to the Trust of the Administrator and that of its stockholders, officers, directors, and employees, and shall in no way govern the liability to the Trust or the Administrator or provide a defense for any other person including persons that provide services for the Funds as described in Section 2(b), (c) or (d) of this Agreement.

          10. TERM AND CONTINUATION. This Agreement shall take effect as of the date indicated above, and shall remain in effect, unless sooner terminated as provided herein, for one year from such date, and shall continue thereafter on an annual basis with respect to each Fund provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, and (b) by the

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vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust or the Administrator, and who have no direct or indirect financial interest in the operation of this agreement or any agreement related to Special Class R Services ("Qualified Trustees"), cast in person at a meeting called for the purpose of voting on such approval. Failure of the Qualified Trustees to renew this Agreement and/or its termination by shareholder vote, assignment, or otherwise, shall not preclude the Board of Trustees from approving a substitute agreement in the manner provided under applicable law.

               (a) Except as provided in Section 10(b) below, this Agreement may be terminated:

                         (i) by the Trust at any time with respect to the services provided by the Administrator, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund or class, by vote of a majority of the outstanding voting shares of such Fund or class, on 60 days' written notice to the Administrator;

                         (ii) at the expiration of the one-year period commencing on the date of this Agreement, by the Administrator at any time, without the payment of any penalty, upon 60 days' written notice to the Trust.

               (b) insofar as it relates to Class R shares of any Fund(s), at any time, without the payment of any penalty, by a majority of the Qualified Trustees or by vote of a majority of the outstanding Class R shares.

          11. USE OF NAME. It is understood that the names "Nicholas-Applegate Capital Management LLC" or "NACM" or any derivative thereof or logo associated with

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those names are the valuable property of NACM and its affiliates, and that the right of the Trust and/or the Funds to use such names (or derivatives or logos) shall be governed by the Investment Advisory Contract.

          12. NOTICES. Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall be duly given if mailed or delivered to the General Counsel at 600 West Broadway, San Diego, California 92101, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Trust by the Administrator shall be in writing and shall be duly given if mailed or delivered to The President or Secretary, 600 West Broadway, San Diego, California 92101, or to such other address or to such individual as shall be specified by the Trust.

          13. TRUST OBLIGATION. A copy of the Trust's Declaration of Trust is on file with the Secretary of the State of Delaware and notice is hereby given that the Agreement has been executed on behalf of the Trust by a trustee of the Trust in his or her capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of each Fund and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

          14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

          15. MISCELLANEOUS. (a) This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

               (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this

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     Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party, hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

               (c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

               (d) This Agreement may not be assigned by the Trust or the Administrator without the consent of the other party. This Agreement will terminate with respect to the Class R shares in the event of its "assignment" (as defined in the 1940 Act).

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                           NACM FUNDS


                                           By:
                                                  ------------------------
                                           Title: President


                                           NICHOLAS-APPLEGATE
                                           CAPITAL MANAGEMENT LLC


                                           By:
                                                  ------------------------
                                           Title: General Counsel

                            ADMINISTRATION AGREEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

                             I CLASS (%) - FEE RATES

                                                     CORE              OTHER
FUND                                               EXPENSES           EXPENSES          TOTAL
----                                               --------           --------          -----
US Mini Cap Growth                                   0.20%             0.36%            0.56%
US Emerging Growth                                   0.20%             0.25%            0.45%
US Small Cap Value                                   0.20%             0.35%            0.55%
US Large Cap Value                                   0.20%             0.16%            0.36%
US Systematic Large Cap Growth                       0.20%             0.47%            0.67%
US Systematic SMID Growth                            0.20%             0.43%            0.63%
US Convertible                                       0.12%             0.35%            0.47%
Global Select                                        0.15%             0.35%            0.50%
International Growth                                 0.50%             0.39%            0.89%
International Growth Opportunities                   0.30%             0.42%            0.72%
International All Cap                                0.20%             0.10%            0.30%
Emerging Markets Opportunities                       0.20%             0.45%            0.65%
International Systematic                             0.20%             0.30%            0.50%
US High Yield                                        0.10%             0.13%            0.23%

                            II CLASS (%) - FEE RATES

                                                     CORE              OTHER
FUND                                               EXPENSES           EXPENSES          TOTAL
----                                               --------           --------          -----
US Mini Cap Growth                                      -              0.31%            0.31%
US Emerging Growth                                   0.05%             0.25%            0.30%
US Small Cap Value                                   0.10%             0.35%            0.45%
US Large Cap Value                                   0.05%             0.16%            0.21%
US Systematic Large Cap Growth                       0.05%             0.47%            0.52%
US Systematic SMID Growth                            0.05%             0.38%            0.43%
US Convertible                                       0.07%             0.30%            0.37%
Global Select                                        0.10%             0.35%            0.45%
International Growth                                 0.10%             0.39%            0.49%
International Growth Opportunities                   0.15%             0.42%            0.57%
International All Cap                                0.05%             0.10%            0.15%
Emerging Markets Opportunities                       0.05%             0.45%            0.50%
International Systematic                             0.05%             0.30%            0.35%
US High Yield                                        0.05%             0.13%            0.18%

                            ADMINISTRATION AGREEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                              PROPOSED FOR 1/1/2006

                            III CLASS (%) - FEE RATES

                                                     CORE              OTHER
FUND                                               EXPENSES           EXPENSES          TOTAL
----                                               --------           --------          -----
US Mini Cap Growth                                   0.05%             0.36%            0.41%
International Growth Opportunities                   0.10%             0.42%            0.52%

                            IV CLASS (%) - FEE RATES

                                                     CORE              OTHER
FUND                                               EXPENSES           EXPENSES          TOTAL
----                                               --------           --------          -----
International Growth Opportunities                   0.05%             0.42%            0.47%

                             R CLASS (%) - FEE RATES

                                        CORE               OTHER
FUND                                    EXPENSES           EXPENSES     12b-1 FEE       TOTAL
----                                    --------           --------     ---------       -----
US Emerging Growth                        0.20%            0.25%          0.25%         0.70%
US Small Cap Value                        0.20%            0.35%          0.25%         0.80%
US Large Cap Value                        0.20%            0.16%          0.25%         0.61%
US Systematic Large Cap Growth            0.20%            0.47%          0.25%         0.92%
US Systematic SMID Growth                 0.20%            0.43%          0.25%         0.88%
Global Select                             0.15%            0.35%          0.25%         0.75%
International Growth                      0.50%            0.39%          0.25%         1.14%
International All-Cap                     0.20%            0.10%          0.25%         0.55%
Emerging Markets Opportunities            0.20%            0.45%          0.25%         0.90%
International Systematic                  0.20%            0.30%          0.25%         0.75%
US High Yield                             0.10%            0.13%          0.25%         0.48%